Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 12, 2010, in the Registration Statement (Amendment No.1 to Form S-1 No. 333 - 169045) and related Preliminary Prospectus of Solar Enertech Corp. for the registration of 70,000,000 units each consisting of one share of common stock and a warrant to purchase one share of common stock.

/s/ Ernst & Young Hua Ming

Shanghai, People’s Republic of China

November 2, 2010